As filed with the Securities and Exchange Commission on May 20, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HANOVER INSURANCE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	04-3263626
(State of incorporation)	(I.R.S. Employer Identification No.)

440 Lincoln Street

Worcester, Massachusetts

01653

(Address of principal executive offices)

The Hanover Insurance Group 2014 Long-Term Incentive Plan

The Chaucer Share Incentive Plan

The Hanover Insurance Group 2014 Amended and Restated Employee Stock Purchase Plan

(Full Title of the Plan)

J. Kendall Huber

Executive Vice President, General Counsel and

Assistant Secretary

440 Lincoln Street

Worcester, MA 01653

(508) 855-1000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Julie H. Jones, Esq.

Louis T. Somma, Esq.

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199-3600

(617) 951-7000

(617) 951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
The Hanover Insurance Group 2014 Long-Term Incentive Plan, Common Stock, $0.01 par value	8,279,316	$59.15	$489,721,541.40	$63,076.14
The Chaucer Share Incentive Plan, Common Stock, $0.01 par value	750,000	$59.15	$44,362,500.00	$5,713.89
The Hanover Insurance Group 2014 Amended and Restated Employee Stock Purchase Plan, Common Stock, $0.01 par value	2,500,000	$59.15	$147,875,000.00	$19,046.30
TOTALS	11,529,316	$59.15	$681,959,041.40	$87,836.33

(1)	Plus, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of The Hanover Insurance Group, Inc. common stock as may be issued upon a stock split, stock dividend, or similar transaction.
(2)	Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of The Hanover Insurance Group, Inc. common stock as reported by the New York Stock Exchange on May 16, 2014, which were $59.52 and $58.77, respectively.

PART I

As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants of the plans as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement on Form S-8:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on February 25, 2014;

2.	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed on May 1, 2014;

3.	The Registrant’s Current Reports on Form 8-K filed on February 21, 2014 and May 20, 2014; and

4.	The description of the Registrant’s Common Stock ($0.01 par value) contained in the Registrant’s Registration Statement on Form S-1, which the Securities and Exchange Commission declared effective on October 10, 1995.

All documents filed after the date of this registration statement by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all shares of The Hanover Insurance Group, Inc.’s common stock offered hereunder have been sold or which deregisters all shares of The Hanover Insurance Group, Inc. common stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides as follows:

“A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

The Registrant’s certificate of incorporation provides that the registrant shall indemnify and upon request shall advance expenses to its directors and officers to the full extent permitted by the laws of the State of Delaware; provided, however, that the Registrant is not required to indemnify a person in connection with an action that was initiated by or on behalf of the person. The Registrant’s certificate of incorporation provides that the Registrant’s directors shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the General Corporation Law as in effect at the time such liability is determined.

All of the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index immediately following the signature page.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d)of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Worcester, state of Massachusetts on May 20, 2014.

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ Frederick H. Eppinger, Jr.
Frederick H. Eppinger, Jr.
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frederick H. Eppinger, Jr., J. Kendall Huber and David B. Greenfield, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of The Hanover Insurance Group, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date		Name and Title

Date: May 20, 2014	By:	/s/ Frederick H. Eppinger, Jr.
Frederick H. Eppinger, Jr.,
President, Chief Executive Officer and Director

Date: May 20, 2014	By:	/s/ David B. Greenfield
David B. Greenfield,
Executive Vice President, Chief Financial Officer
and Principal Accounting Officer

Date: May 20, 2014	By:	/s/ Michael P. Angelini
Michael P. Angelini,
Chairman of the Board

Date: May 20, 2014	By:	/s/ Richard H. Booth
Richard H. Booth,
Director

Date: May 20, 2014	By:	/s/ P. Kevin Condron
P. Kevin Condron,
Director

Date: May 20, 2014	By:	/s/ Neal F. Finnegan
Neal F. Finnegan,
Director

Date: May 20, 2014	By:	/s/ Karen C. Francis
Karen C. Francis,
Director

Date: May 20, 2014	By:	/s/ David J. Gallitano
David J. Gallitano,
Director

Date: May 20, 2014	By:	/s/ Wendell J. Knox
Wendell J. Knox,
Director

Date: May 20, 2014	By:	/s/ Robert J. Murray
Robert J. Murray,
Director

Date: May 20, 2014	By:	/s/ Joseph R. Ramrath
Joseph R. Ramrath,
Director

Date: May 20, 2014	By:	/s/ Harriett Tee Taggart
Harriett Tee Taggart,
Director

INDEX OF EXHIBITS

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 16, 2006 and incorporated herein by reference

4.2	Amended By-Laws of the Registrant, previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 21, 2006 and incorporated herein by reference

5*	Opinion of Ropes & Gray LLP

10.1*	The Hanover Insurance Group 2014 Long-Term Incentive Plan

10.2*	The Chaucer Share Incentive Plan

10.3*	The Hanover Insurance Group 2014 Amended and Restated Employee Stock Purchase Plan

23.1*	Consent of Ropes & Gray LLP (included in Exhibit 5)

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24*	Power of Attorney to file future amendments. Set forth on the signature page of this Registration Statement

*	Filed herewith